Investor Relations:
Thad Waugh
Vice President of Investor Relations
813-865-1284
thad.waugh@wellcare.com

WELLCARE ANNOUNCES 2005 FOURTH QUARTER AND FULL YEAR RESULTS

ENTERING 2006 WITH 1.4 MILLION MEMBERS

•	Fourth quarter revenues grew 29% year-over-year to $511.5 million;
•	Membership grew 14.5% year-over-year to 855,000 at year-end;
•	50% Medicare membership growth in 2005;
•	Growth of 21.5% in net income from core operations in fourth quarter;
•	Adjusted cash flows from operations of 2.5x net income for the full year; and
•	Days in claims payable stable at 55 days.

Tampa, Florida (February 13, 2006)— WellCare Health Plans, Inc. (NYSE: WCG) announced its fourth quarter and full year 2005 results and updated 2006 guidance as follows:

▪
Net income from core operations for the fourth quarter of 2005 increased 21.5% to $21.5 million, or $0.54 per diluted share, based on 39.8 million weighted average shares outstanding, compared with net income of $17.7 million, or $0.46 per diluted share, for the same period last year.

▪
GAAP net income of $10.8 million for the fourth quarter of 2005, or $0.27 per diluted share, after incurring pre-tax administrative expenses of $17.5 million, or $0.27 per diluted share after tax, related to the launches of the Company’s Georgia and prescription drug plan (PDP) initiatives.

▪	Fourth quarter 2005 revenues increased 29% to $511.5 million compared with $397.3 million for the fourth quarter of 2004.
▪
Guidance for full-year 2006 earnings per share excluding the impact of FAS 123(R) stock option expensing increased to $2.50 to $2.55, from prior guidance of $2.50, based on 40.0 million weighted average shares outstanding. This guidance includes an expected two-month delay in Georgia.

▪	Including the impact of FAS 123(R), full-year 2006 GAAP earnings per share guidance is $2.37 to $2.42.
Note: See “Supplemental Information” below and the accompanying reconciliation of the Company’s net income from core operations and net income from core operations per diluted share, which excludes expenses related to the Company’s Georgia and PDP initiatives, to its GAAP net income and GAAP net income per diluted share.

“The strong performance of our core business in 2005, led by 50% growth in our Medicare membership, provides an excellent foundation for our new Georgia and PDP opportunities in 2006,” said Todd S. Farha, President and Chief Executive Officer of WellCare. “We have surpassed the million member milestone, currently serving over 1.4 million members, including approximately 620,000 new members from the successful launch of our Medicare Part D plans across the country. We are pleased by the strong acceptance of our plan offerings among Medicare beneficiaries.”

Results of Operations for the Fourth Quarter
Total Revenues: Total revenues for the fourth quarter of 2005 increased by 29% to $511.5 million compared with $397.3 million for the same period last year. Fourth quarter 2005 revenue increases were principally attributable to the Company’s membership growth and mix of members between product lines.

Medical Benefits Expense: Medical benefits expense for the fourth quarter of 2005 was $405.3 million, representing 80.2% of premium revenues, compared with $313.6 million, representing 79.3% of premium revenues for the same period last year.

Selling, General and Administrative Expense: Selling, general and administrative (SG&A) expense was $82.5 million for the fourth quarter of 2005, representing 16.1% of total revenues, compared with $49.2 million, or 12.4% of total revenues, for the same period last year. The Company continues its investment in Medicare expansion and information technology as well as general spending necessary to support its growth strategy, including its investments in its Georgia and PDP initiatives. Excluding approximately $17.5 million of administrative expenses related to the Georgia and PDP initiatives, SG&A expense related to core operations was $65.0 million for the fourth quarter of 2005, representing 12.7% of total revenues.

Net Income: Net income from core operations for the fourth quarter of 2005 was $21.5 million, or $0.54 per diluted share, based on 39.8 million weighted average shares outstanding, compared with net income of $17.7 million, or $0.46 per diluted share, based on 38.1 million weighted average shares outstanding for the same period last year. GAAP net income for the fourth quarter of 2005 was $10.8 million, or $0.27 per diluted share, after incurring pre-tax administrative expenses of $17.5 million, or $0.27 per diluted share after tax, related to the Company’s Georgia and PDP initiatives.

Results of Operations for the Year
Total Revenues: Total revenues for the year ended December 31, 2005 increased $484.3 million, or 35%, to $1.9 billion, compared with $1.4 billion for the same period last year. 2005 revenue increases were principally attributable to the Company’s membership growth, mix of members between product lines, and the Harmony acquisition.

Medical Benefits Expense: Medical benefits expense for the year ended December 31, 2005 was $1.5 billion, representing 81.2% of premium revenues, compared with $1.1 billion, representing 80.9% of premium revenues for the same period last year.

Selling, General and Administrative Expense: SG&A expense was $259.5 million for the year ended December 31, 2005, representing 13.8% of total revenues, compared with $171.3 million, or 12.3% of total revenues, for the same period last year. Excluding approximately $24.2 million of administrative expenses related to the PDP and Georgia initiatives, SG&A expense related to core operations was $235.3 million for the year ended December 31, 2005, representing 12.5% of total revenues.

Net Income: Net income from core operations for the year ended December 31, 2005 was $66.7 million, or $1.70 per diluted share, based on 39.3 million weighted average shares outstanding, compared with net income of $49.3 million, or $1.56 per diluted share, based on 31.6 million weighted average shares outstanding for the same period last year. GAAP net income for the year ended December 31, 2005 was $51.9 million, or $1.32 per diluted share, after incurring pre-tax administrative expenses of $24.2 million, or $0.38 per diluted share after tax, related to the Company’s Georgia and PDP initiatives.

Balance Sheet and Cash Flow Highlights
As of December 31, 2005, the Company had cash and cash equivalents of $421.8 million as well as investments classified as current assets of $94.2 million. For the year ended December 31, 2005, the Company’s net cash provided by operations was $81.4 million on a GAAP basis, which does not include adjustments for the timing of receipt of premiums from the Company’s government partners. On an adjusted basis, excluding the cash used in the change in unearned premiums of $50.8 million and the cash provided by the change in premiums and other receivables of $2.9 million, net cash provided by operations was $129.4 million, or 2.5x net income, for the year ended December 31, 2005. Days in claims payable was 55 at the end of the fourth quarter of 2005 compared with 53 at the end of the third quarter of 2005 and 56 at the end of the fourth quarter of 2004.

Membership and Other Operating Statistics:

Membership and Other Operating Statistics:
	Dec. 31, 2005	Dec. 31, 2004
Florida	545,000	532,000
New York	95,000	69,000
Illinois	92,000	67,000
Indiana	85,000	45,000
Connecticut	37,000	34,000
Louisiana	1,000	-
Total	855,000	747,000

	Dec. 31, 2005	Dec. 31, 2004
TANF	621,000	535,000
S-CHIP	82,000	94,000
SSI	58,000	57,000
FHP	25,000	15,000
Medicare	69,000	46,000
Total	855,000	747,000

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Medical Benefits Ratio 80.9%	80.2%	79.3%	81.2%	80.9%
SG&A Expense Ratio 12.3%	16.1%	12.4%	13.8%	12.3%
Adjusted SG&A Expense Ratio (excluding GA and PDP expenses)	12.7%	12.4%	12.5%	12.3%

	Dec. 31, 2005	Sept. 30, 2005	Dec. 31, 2004
Days in Claims Payable	55	53	56

Growth Initiatives
Medicare Advantage Expansion. During 2005, the Company achieved 50% growth in its Medicare Advantage membership. Since the passage of the Medicare Modernization Act of 2003, the Company has more than tripled the number of counties in its service territory and quadrupled its Medicare product offerings. For 2006, the Company now serves 50 counties in six states through its Medicare Advantage products. The significant growth in 2005 reflects strong regional sales performance in the Company’s Florida and New York markets as well as growth in its newer expansion markets of Louisiana, Connecticut and Illinois.

Medicare Prescription Drug Plan Benefits. On January 1, 2006, the Company commenced offering its stand-alone prescription drug plans under Medicare Part D in all 34 PDP regions established by the Centers for Medicare & Medicaid Services. At the beginning of 2006, the Company had approximately 620,000 PDP plan members, including auto-assigned dual eligibles and members who have selected the Company’s plans.

During 2005, the Company incurred pre-tax administrative expenses of $19.6 million, or $0.30 per diluted share after tax, related to infrastructure, technology and systems to launch its PDP initiative. These expenses negatively impacted the Company’s net income in the second, third and fourth quarters of 2005.

Georgia Expansion. In July 2005, the Company was awarded Medicaid managed care contracts by the Georgia Department of Community Health (DCH), pursuant to which DCH is expected to transition approximately 1.1 million Medicaid and S-CHIP beneficiaries to Medicaid managed care plans. Although the DCH has not yet announced any delay in the official launch date of April 1, 2005, for planning purposes, the Company is anticipating a potential two-month delay in the transition date for this new program. In August 2005, the Company also began offering Medicare services to beneficiaries in Fulton and DeKalb counties in Georgia, which represent 140,000 eligible enrollees. The Company incurred pre-tax administrative expenses of $4.6 million, or $0.07 per diluted share after tax, related to the Georgia expansion in the third and fourth quarters of 2005.

Guidance
The Company previously issued 2006 guidance of: revenues of $3 billion; net income of $100 million; and net income per diluted share of $2.50, based on 40.0 million weighted average shares outstanding and excluding the negative impact of implementing FAS 123(R).

Based on its continued strong financial performance and the successful launch of the Company’s Medicare Part D plans, the Company is updating its 2006 GAAP guidance. The following guidance includes a $0.13 negative impact to EPS from implementing FAS 123(R) and a $0.10 negative EPS impact resulting from a two-month delay in Georgia:

▪	Revenues of approximately $3.1 billion;
▪	Net income of $95 million to $97 million; and
▪	Net income per diluted share in a range of $2.37 to $2.42, based on 40.0 million weighted average shares outstanding.

For the first quarter of 2006, including the impact of FAS 123(R), the Company is providing the following GAAP guidance:

▪	Revenues of $700 million;
▪	Net income of $14 million; and
▪	Net income per diluted share of $0.35, based on 39.7 million weighted average shares outstanding.

Conference Call
The live broadcast of WellCare’s fourth quarter conference call will begin at 8:30 a.m. Eastern time on February 14, 2006. A 30-day online replay will be available beginning approximately one hour following the conclusion of the live broadcast. A link to the live broadcast and online replay can be found on the Company’s website at www.wellcare.com, under the Investor Relations section, or at www.earnings.com.

Supplemental Information
In addition to reporting financial results in accordance with GAAP, the Company provides information regarding net income from core operations, net income from core operations per diluted share and SG&A expense related to core operations as additional information about its operating results. The Company defines net income from core operations as GAAP net income less expenses related to the Company’s Georgia and PDP new business initiatives. The Company defines SG&A expense related to core operations as GAAP SG&A expense less expenses related to the Company’s Georgia and PDP new business initiatives. These measures are not prepared in accordance with, or as an alternative to, GAAP.

The Company’s management believes that these non-GAAP financial measures provide useful information to management, analysts and investors to facilitate internal and external comparisons to the Company’s historical operating results and financial condition. Management uses these measures in evaluating business trends, in making operating decisions and for budget planning purposes. These measures should be considered in addition to, not as a substitute for, or superior to, net income and SG&A expense or other measures of financial performance prepared in accordance with GAAP.

The Company also reports cash provided by operations on a non-GAAP basis to exclude cash provided by the change in unearned premiums and cash used in the change in premiums and other receivables. The Company believes that excluding changes in unearned premiums and premiums and other receivables is a better measure of cash flow from operations, as these changes are strictly a function of the timing of cash receipts from federal and state agencies at the end of a period.

The non-GAAP financial measures have been reconciled to the most directly comparable GAAP measure in the accompanying tables and elsewhere in this press release.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services targeted exclusively to government-sponsored healthcare programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Florida, WellCare currently serves over 1.4 million members nationwide through its Medicare and Medicaid plans. WellCare began providing stand-alone prescription drug plans on a national basis under the Medicare prescription drug program on January 1, 2006. For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements
Statements contained in this release which are not historical fact may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  The Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continues” and similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to: the potential expiration, cancellation or suspension of the Company’s state or federal contracts; the Company’s lack of prior operating history, including lack of experience with network providers and health benefits management in expansion markets, including Georgia; the Company’s lack of prior operating history in its PDP plans and potential inability to accurately predict the number of auto-assigned members who will select another plan or the number of members who will affirmatively choose the Company’s PDP plans; the Company’s ability to accurately predict and effectively manage health benefits and other operating expenses; the potential for confusion in the marketplace concerning PDP programs resulting from, among other things, the proliferation of health care options facing Medicare beneficiaries and the complexity of the PDP offerings, including the benefit structures; the Company’s ability to accurately estimate incurred but not reported medical costs; risks associated with future changes in healthcare laws, including repeal or modification of the Medicare Modernization Act of 2003 or any portion thereof; potential reductions in funding for government healthcare programs, including reductions in funding resulting from the escalating costs of prescription drugs; risks associated with periodic government reimbursement rate adjustments, the timing of the CMS risk-corridor payments to PDP providers and the accounting treatment for the PDP program; the Company’s ability to develop processes and systems to support its operations and future growth; regulatory changes and developments, including potential marketing restrictions or sanctions and premium recoupment; potential fines, penalties or operating restrictions resulting from regulatory audits, examinations, investigations or other inquiries; risks associated with the Company’s acquisition strategy; risks associated with the Company’s efforts to expand into additional states and counties; risks associated with the Company’s substantial debt obligations; and risks associated with the Company’s rapid growth, including the Company’s ability to attract and retain qualified management personnel. Additional information concerning these and other important risks and uncertainties can be found under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission in June 2005, and in the Company’s periodic reports filed from time to time with the Securities and Exchange Commission, which contain discussions of the Company’s business and the various factors that may affect it. The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

WELLCARE HEALTH PLANS, INC.
RECONCILIATION BETWEEN NET INCOME, AS REPORTED
UNDER GAAP, AND NET INCOME FROM CORE OPERATIONS
(Unaudited, in thousands, except share data)
	For the Three Months Ended December 31, 2005
	Adjusted For
	GAAP	PDP	Georgia	Core Operations
Revenues:
Premium	$505,541	$-	$-	$505,541
Investment and other income	5,986	-	-	5,986
Total revenues	511,527	-	-	511,527

Expenses:
Medical benefits	405,268	-		405,268
Selling, general and administrative	82,476	(13,956)	(3,549)	64,971
Depreciation and amortization	2,828	-	-	2,828
Interest	3,161	-	-	3,161
Total expenses	493,733	(13,956)	(3,549)	476,228

Income before income taxes	17,794	13,956	3,549	35,299
Income tax expense	6,955	5,455	1,387	13,797
Net income	$10,839	$8,501	$2,162	$21,502
Net income per share, diluted	$0.27	$0.21	$0.05	$0.54

	For the Three Months Ended December 31, 2005
	Adjusted For
	GAAP	PDP	Georgia	Core Operations
Revenues:
Premium	$1,862,497	$-	$-	$1,862,497
Investment and other income	17,042	-	-	17,042
Total revenues	1,879,539	-	-	1,879,539

Expenses:
Medical benefits	1,512,109	-	-	1,512,109
Selling, general and administrative	259,491	(19,608)	(4,607)	235,276
Depreciation and amortization	9,204	-	-	9,204
Interest	13,562	-	-	13,562
Total expenses	1,794,366	(19,608)	(4,607)	1,770,151

Income before income taxes	85,173	19,608	4,607	109,388
Income tax expense	33,245	7,653	1,798	42,696
Net income	$51,928	$11,955	$2,809	$66,692
Net income per share, diluted	$1.32	$0.30	$0.07	$1.70

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenues:
Premium	$505,541	$395,281	$1,862,497	$1,390,896
Investment and other income	5,986	2,011	17,042	4,307
Total revenues	511,527	397,292	1,879,539	1,395,203

Expenses:
Medical benefits	405,268	313,604	1,512,109	1,125,560
Selling, general and administrative	82,476	49,182	259,491	171,257
Depreciation and amortization	2,828	2,112	9,204	7,715
Interest	3,161	3,140	13,562	10,165
Total expenses	493,733	368,038	1,794,366	1,314,697

Income before income taxes	17,794	29,254	85,173	80,506
Income tax expense	6,955	11,555	33,245	31,256
Net income	$10,839	$17,699	$51,928	$49,250

Net income per share:
Basic	$0.28	$0.50	$1.38	$1.70
Diluted	$0.27	$0.46	$1.32	$1.56

Weighted average common shares outstanding:
Basic	38,172,945	35,687,771	37,714,286	29,011,115
Diluted	39,746,587	38,063,201	39,293,344	31,595,180

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	Dec. 31,	Dec. 31,
	2005	2004
ASSETS
Current Assets:
Cash and cash equivalents	$421,766	$397,627
Investments	94,160	75,515
Premiums and other receivables, net	47,567	52,170
Prepaid expenses and other current assets	19,036	6,119
Income taxes receivable	11,575	1,615
Deferred income taxes	11,353	15,362
Total current assets	605,457	548,408

Property and equipment, net	37,057	12,587
Goodwill	185,779	180,848
Other intangibles, net	21,668	25,441
Restricted investment assets	37,308	31,473
Other assets	220	279
TOTAL ASSETS	$887,489	$799,036

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Medical benefits payable	$241,375	$190,595
Unearned premiums	12,606	63,449
Accounts payable and accrued expenses	58,201	35,520
Deferred income taxes	1,260	-
Current notes payable to related party	25,000	-
Current portion of long-term debt	1,600	1,600
Total current liabilities	340,042	291,164

Long-term notes payable to related party	-	25,000
Long-term debt	155,461	156,901
Deferred income taxes	16,577	14,818
Other liabilities	5,285	2,522
Total liabilities	517,365	490,405

Commitments and contingencies

Stockholders’ Equity:
Preferred Stock, $0.01 par value (20,000,000 authorized, no shares issued or outstanding)
Common Stock, $0.01 par value (100,000,000 authorized, 39,428,032 and 38,590,655 shares issued and outstanding at December 31, 2005 and December 31, 2004, respectively)	394	386
Paid-in capital	240,337	230,804
Retained earnings	129,372	77,444
Accumulated other comprehensive income (expense)	21	(3)
Total stockholders’ equity	370,124	308,631
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$887,489	$799,036

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Year Ended December 31,

	2005	2004
Cash from operating activities:	$51,928	$49,250
Net income
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	9,204	7,715
Disposal of property and equipment	42	-
Equity-based compensation expense, net of tax benefit	5,959	2,044
Accreted interest	160	378
Deferred taxes, net	7,028	(2,221)
Lease incentives	1,558	-
Provision for doubtful receivables	1,635	1,195
Net gain on loan prepayment	-	(2,697)
Changes in operating accounts, net of effect of acquisition:
Premiums and other receivables	2,885	(23,408)
Prepaid expenses and other current assets	(11,720)	(6,680)
Medical benefits payable	50,780	24,138
Unearned premiums	(50,843)	(12,901)
Accounts payable and accrued expenses	23,689	2,889
Accrued interest	(1,264)	(433)
Taxes payable	(9,960)	9,913
Other, net	366	(420)
Net cash provided by operating activities	81,447	48,762

Cash from investing activities:
Purchase of business, net of cash acquired	(5,931)	(36,542)
Proceeds from sale and maturities of investments, net	208,457	103,434
Purchases of investments	(227,078)	(145,174)
Purchases and depositions of restricted investments, net	(5,835)	(9,505)
Additions to property and equipment	(28,943)	(8,679)
Net cash used in investing activities	(59,330)	(96,466)

Cash from financing activities:
Contribution of capital	-	95
Proceeds from options exercised	3,850	82
Purchase of treasury stock	(228)	-
Proceeds from debt issuance, net	-	159,200
Payments on debt	(1,600)	(108,833)
Proceeds from initial and secondary public offerings, net	-	157,466
Net cash provided by financing activities	2,022	208,010
Net increase in cash and cash equivalents	24,139	160,306
Cash and cash equivalents at beginning of year	397,627	237,321
Cash and cash equivalents at end of year	421,766	397,627
Supplemental disclosures of cash flow information:
Cash paid for taxes	33,150	27,151
Cash paid for interest	12,983	11,343